SALES CONTRACT

Nr. 1702-2017, dated February 17, 2017

China

This Sales Contract (“Contract”) is made between Guangzhou Accessories Ltd., hereinafter referred to as “Buyer” and Shemn Corp. a legal entity duly registered and existing under the laws of the State of Nevada, United States of America, hereinafter referred to as “Seller”

HAVE AGREED AS FOLLOWS:

I. SUBJECT OF CONTRACT

1.1) According to this contract, the Seller shall sell to the Buyer leather fashion products (hereinafter called the GOODS) as per invoice and price agreed upon the Parties. The Buyer shall accept and pay the Goods a price agreed by the Parties.

1.2) In case of decrease of demand for the products produced by the Seller on the market the Buyer has right to return the products back to the Seller with the same price as it was bought.

1.3) The property right for the Goods as well as risk of loss or damage shall be passed to the Buyer from the date the Buyer accepted the Goods from the Seller.

II. PRICE OF CONTRACT

2.1) The Seller intends to supply to the Buyer under this Contract the Goods for a total amount of USD 10,000.

2.2) Price of the Goods shall be in $ (USD)

2.3) Agreed prices are the prices specified in Invoice according to which final payment for the Goods is made.

2.4) This Contract is valid for one year from the date of signing.

III. TERMS AND CONDITIONS OF ACCEPTANCE

3.1) Buyer have the right to inspect the Goods.

3.2) Buyer must give writing notice to Seller of any claim for damages on account of condition, quality, or grade of the Goods.

3.3) Buyer must specify the basis of the claim in detail.

3.4) Failure of Buyer to comply with these conditions will constitute irrevocable acceptance of the Goods by Buyer.

IV. PAYMENT PROCEDURE

4.1) The Buyer will pay each order of Goods under following conditions:

- payment shall be made by bank transfer at 20 days invoice date.

- date of receipt of payment on Seller’s account will be considered as a date of payment.

4.2) Currency of payment shall be $ (USD).

4.3) Method of payment shall be made by bank transfer to Seller’s account or other method agreed by the Parties.

V. FORCE MAJEURE

5.1) Neither Party shall be held liable for non performance of its obligation hereunder, if such non performance was the result of any natural disasters: flood, fire, acts of God, as well as war, military actions and regulation of the Government authorities directly affecting the Parties’ ability to perform their respective obligations and arising throughout the term of this Contract.

5.2) Should any of the said circumstances directly affect the ability to perform any obligation within a period as stipulated in the Contract, such period of performance will be postponed pro rata to the period of continuation of a respective force majeure circumstance.

5.3) The Party affected by the said circumstances must notify the other Party in writings of its inability to perform obligations hereunder reasonable time.

5.4) Failure to notify or late notice by an affected Party will deprive that Party of the right to refer to any of the above mentioned events in case of non performance of its obligations under this Contract.

VI. VALIDITY

6.1) This contract will come into force upon its signature by the Parties and continue in full force and effect until of the Parties wish to repudiate this Contract.

VII. OTHER PROVISIONS

7.1) All additional costs associated with performance of this contract and not agreed upon in the separate provisions hereof will be born in the territory of the Seller by the Seller, and in the territory of the Buyer by the Buyer.

7.2) After signature of this contract all previous negotiations and correspondences will lose effect.

VIII.  ADDRESSES AND BANK DETAILS.

Buyer Guangzhou Accessories Ltd.	Seller Shemn Corp.